Raymond James Bank Conference

August 14, 2012

West Bancorporation

Forward-looking Statements

- Certain peer group information was obtained from the FDIC's Summary of Deposits Report. West Bancorporation, Inc. did not prepare this information. The inclusion of this information is not and does not imply an affiliation, sponsorship, adoption, endorsement, approval, investigation, verification or monitoring by West Bancorporation, Inc. of any such information. In no event shall West Bancorporation, Inc. be responsible for such information or your use of such information. The information in this presentation does not constitute an offer to sell or solicitation of an offer to buy any security.

- The information contained in this presentation may contain forward-looking statements about the Company's growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and other ratios. Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, risks and uncertainties, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: competitive pressures, pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Securities and Exchange Commission and/or the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Executive Leadership


David D. Nelson
President and
Chief Executive Officer
Douglas R. Gulling
EVP & CFO
Harlee N. Olafson
EVP & CRO
Brad L. Winterbottom
President
West Bank

West Bancorporation

Des Moines MSA



Des Moines is known for its outstanding quality of life.

- Political, economic and cultural center of Iowa
- All the amenities of a large city - shopping, sports, attractions, and the arts
- Located in the heart of the Midwest at the junction of I-80 and I-35

W West Bancorporation

Des Moines MSA



Des Moines is known for its outstanding quality of life.

- Ranked #1 "Best Cities for Families" – Kiplinger, July 2012
- Ranked #4 "Best Places for Business and Careers" – Forbes, June 2012
- Ranked #10 "Most Educated Young Workforce" – The Business Journals, May 2012
- Ranked #2 "Best Cities for Jobs" – Forbes, March 2012

West Bancorporation

Iowa City MSA

Iowa City has long served as a focus for culture and education.

- The economy is based upon a thriving commerce, a major university, and a number of national and international businesses.



West Bancorporation

Deposit Market Share Summary
State of Iowa

2011 Rank	Institution	2011 Deposits in Market ($000)	2011 Total Market Share
1	Wells Fargo & Company	$ 6,079,183	8.68%
2	U.S. Bancorp	$ 4,480,345	6.40%
3	Bank of America Corporation	$ 3,546,855	5.06%
4	Principal Financial Group, Inc.	$ 2,183,032	3.12%
5	BTC Financial Corporation (Bankers Trust)	$ 1,879,280	2.68%
6	Hills Bancorporation	$ 1,483,233	2.12%
7	MidwestOne Financial Group, Inc.	$ 1,259,018	1.80%
8	National Australia Bank (Great Western Bank)	$ 1,185,190	1.69%
9	BNP Paribus Group (Bank of the West)	$ 1,003,091	1.43%
10	Stark Bank Group, Ltd. (First American Bank)	$ 999,831	1.43%
11	Northwest Financial Corporation	$ 964,210	1.38%
12	West Bancorporation, Inc.	$ 962,350	1.37%

FDIC's Summary of Deposits Report

West Bancorporation

Deposit Market Share Summary
Des Moines, IA - MSA

2011 Rank	Institution	2011 Deposits in Market ($000)	2011 Total Market Share
1	Bank of America Corporation	$ 3,358,826	20.78%
2	Wells Fargo & Company	$ 2,644,640	16.36%
3	Principal Financial Group, Inc.	$ 2,183,032	13.51%
4	BTC Financial Corporation (Bankers Trust)	$ 1,583,145	9.80%
5	West Bancorporation, Inc.	$ 849,410	5.26%
6	U.S. Bancorp	$ 726,500	4.50%
7	Stark Bank Group, Ltd. (First American Bank)	$ 472,026	2.92%
8	Van Diest Investment Company (Community State Bank)	$ 428,243	2.65%
9	BNP Paribas Group (Bank of the West)	$ 422,009	2.61%
10	Iowa State Bank Holding Company	$ 245,617	1.52%

FDIC's Summary of Deposits Report

West Bancorporation

Deposit Market Share Summary
Iowa City, IA - MSA

2011 Rank	Institution	2011 Deposits in Market ($000)	2011 Total Market Share
1	Hills Bancorporation	$ 1,152,680	40.06%
2	MidwestOne Financial Group, Inc.	$ 527,636	18.34%
3	U.S. Bancorp	$ 246,690	8.57%
4	W.S.B., Inc. (Washington State Bank)	$ 178,644	6.21%
5	West Bancorporation, Inc	$ 112,940	3.93%
6	Central Bancshares, Inc	$ 108,870	3.78%
7	Wells Fargo & Company	$ 87,047	3.03%
8	C-B-G, Inc. (Federation Bank)	$ 83,472	2.90%
9	Lone Tree Service Company (Farmers and Merchants Savings Bank)	$ 73,067	2.54%
10	Solon Financial, Inc.	$ 48,360	1.68%

FDIC's Summary of Deposits Report

West Bancorporation

Consolidated Financial Results

	Three months ended June 30		Six months ended June 30	
	2012	2011	2012	2011
Net income available to common shareholders ($000)	$ 4,383	$ 2,107	$ 8,360	$ 6,066
Return on Average Equity	13.69%	10.36%	13.26%	11.40%
Return on Average Assets	1.32%	1.21%	1.28%	1.30%
Net Interest Margin	3.44%	3.58%	3.47%	3.60%
Efficiency Ratio	49.31%	48.33%	50.52%	47.20%
Texas Ratio	13.00%	16.94%	13.00%	16.94%

West Bancorporation

Key Attributes

- Emphasis on small- and medium-sized businesses
- Relationship based
- Experienced management
- Continuity and expertise of staff

Growth Strategies

Organic (priority)

1) Coach to our sales culture
2) Invest in Iowa City
3) Mortgage originators in every building

Acquisition

1) Geography
2) Size
3) Characteristics

West Bank